PROMISSORY NOTE

Principle Amount Cdn$50,000.00

THIS PROMISSORY NOTE is dated for reference as of the 7th day of November, 2006 and is made at Vancouver, British Columbia, Canada.

Maturing:	75 days as of the date above.

Interest:	15% per annum.

In consideration of the loan by Terry Fields, the (“Lender”), located at 2321 Halekoa Drive, Honolulu, HI, 96821 to the undersigned, Canyon Copper Corp. [formerly Aberdene Mines Limited] the (“Borrower”), located at 409 – 1199 West Pender Street, Vancouver, BC, V6E 2R1 of Cdn$50,000.00 receipt of which is hereby acknowledged, the Borrower hereby promises to pay to the Holder of this note, the principle sum of Cdn$50,000.00 with interest at a rate of 15% per annum equal to an aggregate sum of Cdn$51,541.10 on or before January 21, 2007.

The Borrower shall pay a 7.5% administration fee of $3,750.00 on the principle amount to the Holder.

This note and the obligations and benefits pertaining thereto are fully transferable by the Lender to any other party who shall be known as the Holder.

The Holder of this note may, from time to time, grant written indulgences in respect of certain payment amounts or periods but such indulgences shall not in any way affect the undersigned’s liability upon this note nor shall such indulgences vary any other term to which indulgences has not specifically been granted. No indulgence shall be enforceable against the Holder unless granted in writing.

IN WITNESS WHEREOF the Borrower has executed this Promissory Note as of the day and year first written above.

WITNESS SIGNATURE	AUTHORIZED SIGNATORY

PRINT NAME	PRINT NAME

Reviewed and accepted by:

	as of	.
NAME		DATE